UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): November 22, 2013

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 26, 2013, C. Richard Lyttle, Ph.D., age 68, was appointed as the interim President and Chief Executive Officer of Radius Health, Inc. (the “Company”) and entered into a letter agreement with the Company (the “Letter Agreement”) pursuant to which he will serve in this role until either the Company or Dr. Lyttle notifies the other in writing.  Dr. Lyttle will also continue to serve as Chairman of the Company’s Scientific Advisory Board pursuant to the terms of the Consulting Agreement, dated as of February 29, 2012, between the Company and Dr. Lyttle (a copy of which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 29, 2012).  Under the terms of the Letter Agreement, if the Company terminates Dr. Lyttle’s service relationship with the Company, any options to purchase shares of the Company’s common stock held by Dr. Lyttle or by The Cecil Richard Lyttle 2012 Grantor Retained Annuity Trust as of the date of the Letter Agreement shall, to the extent then outstanding, become vested and exercisable in full on the date of such termination.  The Letter Agreement does not entitle Dr. Lyttle to receive any other compensation from the Company for his service as interim Chief Executive Officer.

Dr. Lyttle has served as Chairman of the Company’s Scientific Advisory Board since June 1, 2012 and previously served as a member of the Board of Directors and as the President and Chief Executive Officer of the Company or its operating company predecessor, as applicable, from September 2004 to December 2011, and as interim Chief Scientific Officer of the Company from December 2011 to June 2012.  Dr. Lyttle also served as Executive Chairman of Karos Pharmaceuticals from July 2010 to November 2013.  Previously, he was Vice President of Discovery for Women’s Health and Bone as well as Head of the Women’s Health Research Institute at Wyeth. At Wyeth, he directed drug discovery in women’s health for several areas including menopause, contraception, reproductive disorders, osteoarthritis, osteoporosis, and urinary incontinence. Prior to joining Wyeth, Dr. Lyttle was Research Professor of Obstetrics, Gynecology, and Pharmacology at the University of Pennsylvania.

The foregoing description is qualified in its entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On November 22, 2013, Andrew J. Fromkin provided notice of his resignation, and on November 26, 2013, resigned from the offices of President and Chief Executive Officer, and as a member of the Board of Directors, of the Company.  On November 29, 2013, Mr. Fromkin’s employment with the Company terminated.  On November 22, 2013, Michael A. Metzger withdrew his acceptance of the Company’s offer to serve as its Executive Vice President and Chief Business Officer.  Messrs. Metzger and Fromkin are not entitled to any separation payments in connection with the termination of their respective relationships with the Company.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 29, 2013

Radius Health, Inc.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Letter Agreement, dated as of November 26, 2013, by and between the Company and C. Richard Lyttle, Ph.D.